UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

        Date of Report (Date of earliest event reported):
                   May 9, 2003 (May 9, 2003)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                        000-32855
                 (Commission File Number)

          Delaware                       74-2982117
(State or Other Jurisdiction of        (IRS Employer
 Incorporation or Organization)      Identification No.)

      401 Whitney Avenue, Suite 400
            Gretna, Louisiana              70056-2596
(Address of Principal Executive Offices)   (Zip Code)

  Registrant's Telephone Number, Including Area Code:
                        (504)367-7030




ITEM 7.   FINANCIAL STATEMENTS, PROFORMA FINANCIAL
          INFORMATION AND EXHIBITS.

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Exhibits.

          The following exhibits are filed herewith:

Exhibit No.                   Description

     99.1 Torch  Offshore, Inc. Press Release, dated May  9,
          2003.


ITEM 9.   REGULATION FD DISCLOSURE.

On May 9, 2003, Torch Offshore, Inc. (the "Company") issued a press release announcing operating results for the quarter ended March 31, 2003. A copy of this press release is being furnished as an exhibit to this report pursuant to Item 12 of Form 8-K, but is being provided under Item 9 of Form 8-K as directed by the Securities and Exchange Commission in Release No. 34-47583.

The Company has presented its EBITDA for the 2003 first quarter in the press release, which is a "non-GAAP" financial measure under Regulation G. The components of EBITDA are computed by using amounts, which are determined in accordance with GAAP. As part of our press release information, we have provided a reconciliation of EBITDA to net income attributable to common stockholders, which is its nearest comparable GAAP financial measure. However, because EBITDA is not based on any standardized methodology prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. The Company included EBITDA in the press release because it believes that it uses this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing the Company's business in comparison to industry and other market competitive standards.

                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ ROBERT E. FULTON
Date: May 9, 2003             -------------------------
                              Robert E. Fulton
                              Chief Financial Officer


                      INDEX TO EXHIBITS


Exhibit No.                   Description


     99.1 Torch  Offshore, Inc. Press Release, dated May  9,
          2003.

                                               EXHIBIT 99.1

NEWS RELEASE
For immediate release    Contact: Bob Fulton(1)504-367-7030
to Analysts, Financial                b.fulton@torchinc.com
Community, Media               Bradley Lowe (1)504-367-7030
                                        b.lowe@torchinc.com

    Torch Offshore Announces 2003 First Quarter Earnings and Grant of Patent for Pipelay System

New Orleans, Louisiana USA, May 9, 2003

FIRST QUARTER RESULTS
Torch Offshore, Inc. (NASDAQ: TORC) (the "Company") announced today that revenues for the quarter ended March
31, 2003 were $17.0 million, an increase of 1.8 percent compared to revenues of $16.7 million for the first quarter of 2002. Gross profit (revenues less cost of sales) for the first quarter of 2003 was $3.3 million or 19.3 percent of revenues compared to the first quarter 2002 gross profit of $4.0 million or 23.8 percent of revenues. First quarter 2003 net income attributable to stockholders was $0.1 million or $0.01 per diluted share. The first quarter 2003 results were adversely impacted by $0.4 million (after tax effect), or $0.03 per diluted share, due to additional costs related to the termination of the Midnight Hunter charter. Net income attributable to stockholders in the first quarter of 2002 was $0.6 million or $0.04 per diluted share.

Lyle G. Stockstill, Torch Offshore, Inc. Chairman and Chief Executive Officer, commented, "The first quarter of 2003 continued to be very competitive in the shallow water pipelay market as our fleet maintained only a 61% utilization rate. Despite the challenges of our market and uncertainties in the world's economies, we were able to maintain a positive bottom line and move forward with our strategy towards the future."

"As for the future of Torch Offshore, we continue to take the appropriate steps toward our strategic goal of entering the deepwater markets of the world. In March 2003, we completed the acquisition of the Midnight Wrangler, a 341-foot DP-2 cable-laying vessel, and currently expect the vessel to enter our fleet in the second quarter of 2003. In addition, the conversion of the Midnight Express, a 520-foot DP-2 offshore construction vessel equipped with our patented pipelay system, continues to progress and should be completed in time for the vessel to enter our active fleet in early 2004."

NOTICE OF PATENT ISSUANCE
Today,  the Company announced that, on April 29,  2003,  the
United States Patent and Trademark Office (PTO) issued to the Company, as assignee, United States patent number 6,554,538 entitled "Reel Type Pipeline Laying Ship and
Method."  A  copy  of the patent can be  obtained  from  the
Company or downloaded from the PTO's web site, www.uspto.gov. The pipelay system will be installed on the Midnight Express.

CONFERENCE CALL
A conference call will be held at 10:00 a.m. Central Time on Friday, May 9, 2003. To participate by telephone, United States callers can dial (800) 299-7089 and international callers can dial (617) 801-9714 ten to fifteen minutes prior to the starting time. The conference ID for all callers is 133895. The conference call will also be webcast live on the Internet through the Investor Relations page on the Company's web site, www.torchinc.com.

The call will be available for replay beginning at 1:00 p.m. (Central Time) on May 9, 2003 and ending at midnight (Central Time) on Thursday, May 15, 2003. For callers in the United States, the toll-free number for the replay is (888) 286-8010. For international callers, the number is (617) 801-6888. The conference ID for all callers for the replay is 7542513. All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Torch Offshore, Inc. and cannot be recorded
or   rebroadcast  without  Torch  Offshore,  Inc.'s  express
written consent.

Established in 1978, Torch Offshore, Inc. is involved in offshore pipeline installation and subsea construction for the oil and natural gas industry. Torch Offshore, Inc. is expanding beyond its established shallow water niche market in order to serve the industry's worldwide growing needs in the deep waters.

Any statements made in this news release, other than those of historical fact, about an action, event or development, which the Company hopes, expects, believes or anticipates may or will occur in the future, are forward-looking statements under the Private Securities Litigation Act of
1995. The forward-looking statements in this news release include statements about our deepwater operations, the modification and/or conversion timing and cost of the Midnight Wrangler and Midnight Express and the capabilities of the Company's vessels. Such statements are subject to various assumptions, risks and uncertainties, which are specifically described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission, as well as other factors that may not be within the Company's control, including, specifically, oil and natural gas commodity prices, weather conditions and offshore construction activity levels. Although the Company believes its expectations are based on reasonable assumptions, it gives no assurance that the Company's assumptions and projections will prove to be correct. Actual results may differ materially from those projected.

                                                   PR 03-008
                            # # #


                       TORCH OFFSHORE, INC.
               Statements of Operations (Unaudited)
               (in thousands, except per share data)

                                                    Three Months
                                                        Ended
                                                      March 31,
                                                  -----------------
                                                    2003      2002
                                                  -------   -------
Revenues                                          $17,029   $16,725
Cost of revenues:
  Cost of sales                                    13,745    12,746
  Depreciation and amortization                     1,827     1,930
  General and administrative expenses               1,355     1,250
                                                  -------   -------
     Total cost of revenues                        16,927    15,926
                                                  -------   -------
Operating income                                      102       799
                                                  -------   -------
Other income (expense):
  Interest expense                                     --       (35)
  Interest income                                       1       102
                                                  -------   -------
     Total other income                                 1        67
                                                  -------   -------
Income before income taxes                            103       866
Income tax expense                                    (36)     (303)
                                                  -------   -------
Net income attributable to common stockholders    $    67   $   563
                                                  =======   =======

Net income per common share:
     Basic                                        $  0.01   $  0.04
                                                  =======   =======
     Diluted                                      $  0.01   $  0.04
                                                  =======   =======

Weighted average shares of common stock
outstanding:
     Basic                                         12,635    12,833
                                                  =======   =======
     Diluted                                       12,641    12,833
                                                  =======   =======

Other data:
     EBITDA (A), (C)                              $ 1,929   $ 2,729
                                                  =======   =======

(A) The Company calculates EBITDA as earnings before net interest, income taxes, depreciation and amortization. Please see Selected Balance Sheet and Other Information included in this News Release for a reconciliation of EBITDA to net income attributable to common stockholders. EBITDA is presented here to provide additional information about our operations. EBITDA is not a calculation based on generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, as an indicator of our operating performance or as an alternative to cash flow as a better measure of liquidity. In addition, our EBITDA calculation may not be comparable to similarly titled measures of other companies.





                       TORCH OFFSHORE, INC.
     Selected Balance Sheet and Other Information (Unaudited)
              (in thousands, except per share data)

                                           March 31,   December 31,
                                              2003         2002
                                           ----------  -----------
Cash and cash equivalents                    $   800     $   327

Working capital                                9,923      12,018
Property, net                                 85,430      67,561
Total assets                                 113,061     101,904
Receivable line of credit                         --       4,271
Long-term debt, less current portion          16,318          46
Stockholders' equity                          79,962      79,867

Net book value per common share - end
of period (B)                                $  6.33     $  6.32
Common shares - end of period                 12,635      12,635


                                              Three Months Ended
                                                  March 31,
                                              ------------------
                                                2003        2002
                                               ------     -------
EBITDA Reconciliation (C):
  Net income attributable to
    common stockholders                       $   67     $   563
 Income tax expense                               36         303
 Interest income                                  (1)        (67)
 Depreciation and amortization                 1,827       1,930
                                              ------     -------
 EBITDA                                       $1,929     $ 2,729
                                              ======     =======

(B) The Company calculates net book value per common share as stockholders' equity divided by end of period outstanding common shares.

(C) We have disclosed EBITDA, a non-GAAP measure determined as described in item (A) above, because we use this measure as an internal benchmark against certain performance objectives and to provide investors and creditors additional information in assessing our business in comparison to industry and other market competitive standards.